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                                  EXHIBIT 23.5








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                                                               Exhibit 23.5


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     We hereby consent to the incorporation by reference and use in the Registration Statement on Form S-4 and related Prospectus of Louis Dreyfus Natural Gas Corp. of information contained in our reserve report dated January 14, 1997, relating to the oil and gas reserves, as of December 31, 1996, of American Exploration Company set forth in such report. We also consent to all references to our firm included in or made a part of such Registration Statement and Prospectus.



                                       WILLIAM M. COBB & ASSOCIATES, INC.


                                       By /s/ Frank J. Marek
                                          -----------------------------
                                          Frank J. Marek, Vice President
Dallas, Texas
February 4, 1998